Exhibit 23.4

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in Amendment No. 5 of this Registration Statement on Form S-4 of Palm, Inc. of our report dated July 21, 2003 except for Notes 3(i) and 7, which are as of September 22, 2003 relating to the financial statements of Handspring, Inc.’s Annual Report on Form 10-K for the year ended June 28, 2003. We also consent to the references to us under the headings “Experts” and “Selected Financial Data” in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

San Jose, California.

September 25, 2003